Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No.1 to the Registration Statement on Form F-1 of Nord Anglia Education, Inc. of our report dated 4 December 2013 relating to the financial statements for the period from 1 September 2012 to 21 May 2013 of WCL Group Limited which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
East Midlands, United Kingdom
11 March 2014